February 6, 2012

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington D.C.  20549

Re:  Ecology Coatings, Inc.

Dear Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K concerning our firm dated February 3, 2012, of Ecology Coatings, Inc.
that we understand the Company intends to file with the U.S. Securities and Exchange Commission on
February 6, 2012, and are in agreement with the statements contained in the second, third and fourth paragraphs therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

UHY LLP